UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
July 19, 2006
UNIFIRST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-8504	04-2103460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
68 Jonspin Road
Wilmington, Massachusetts 01887
(978) 658-8888
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (978) 658-8888
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 19, 2006, UniFirst Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), and certain selling stockholders listed on Schedule II thereto (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell to the Underwriters 4,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.10 per share (“Common Stock”), at $27.966 per share. The Selling Stockholders have also granted the Underwriters a 30-day option to purchase up to an additional 600,000 shares of Common Stock to cover over-allotments, if any.
     The Shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-134373) and registration statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The offering is scheduled to close on July 25, 2006, subject to customary closing conditions.
     A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits

Exhibit No.	Description of Exhibit

1.1*	Underwriting Agreement dated July 19, 2006 among UniFirst Corporation, J.P. Morgan Securities Inc., as representative of the several underwriters listed on Schedule I thereto, and the selling stockholders listed on Schedule II thereto

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2006	UNIFIRST CORPORATION
	By:	/s/ Ronald D. Croatti
		Name:	Ronald D. Croatti
		Title:	Chairman of the Board, Chief Executive Officer and President

By:	/s/ John B. Bartlett
	Name:	John B. Bartlett
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

1.1*	Underwriting Agreement dated July 19, 2006 among UniFirst Corporation, J.P. Morgan Securities Inc., as representative of the several underwriters listed on Schedule I thereto and the selling stockholders listed on Schedule II thereto

*	Filed herewith